As filed with the Securities and Exchange Commission via EDGAR on August 21,
1996
                                           Registration No._________



                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                               FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933


                  HARBORSIDE HEALTHCARE CORPORATION
         (Exact name of registrant as specified in its charter)



     DELAWARE                                                  04-3307188
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                              Identification No.)


                                470 ATLANTIC AVENUE
                            BOSTON, MASSACHUSETTS 02210
                                  (617) 556-1515
                (Address of Principal Executive Offices) (Zip Code)


                         HARBORSIDE HEALTHCARE CORPORATION
                        1996 LONG-TERM STOCK INCENTIVE PLAN,
                        HARBORSIDE HEALTHCARE CORPORATION
                 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                      and
         HARBORSIDE HEALTHCARE CORPORATION DIRECTORS RETAINER FEE PLAN
                         (Full titles of the plans)


                              STEPHEN L. GUILLARD
                           CHIEF EXECUTIVE OFFICER
                      HARBORSIDE HEALTHCARE CORPORATION
                             470 ATLANTIC AVENUE
                              BOSTON, MA 02210
                   (Name and address of agent for service)

                              (617) 556-1515
       (Telephone number, including area code, of agent for service)

                               COPIES TO:
                          Carl L. Reisner, Esq.
                Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                      New York, New York 10019-6064
                             (212) 373-3000


                                      (COVER CONTINUED ON NEXT PAGE)

                     CALCULATION OF REGISTRATION FEE

                                                Proposed            Proposed
       Title of                                  Maximum             Maximum             Amount
   Securities to be    Amount to be          Offering PriceAggregate Offering        of Registration
      Registered       Registered (1)         Per Share (2)        Price (2)             Fee (2)
Common Stock, $.01 par
    value per share     417,000 shares (3)        $ 11.75         $4,899,750.00   $       1,689.57 (6)
Common Stock, $.01 par
    value per share       80,000 shares (4)      $   8.15        $   652,000.00   $         224.83 (6)
Common Stock, $.01 par
    value per share      303,000 shares (5)        $10.06         $3,048,180.00   $       1,051.10 (6)


(1) Consists of 680,000 shares reserved for issuance under the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan, 105,000 shares reserved for issuance under the Harborside Healthcare 1996 Stock Option Plan for Non-Employee Directors and 15,000 shares reserved for issuance under the Harborside Healthcare Corporation Directors Retainer Fee Plan. This registration statement also relates to such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3) Represents 357,000 shares reserved for issuance pursuant to stock options having an exercise price of $11.75 per share, granted pursuant to the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan and 60,000 shares reserved for issuance pursuant to stock options having an exercise price of $11.75 per share, granted pursuant to the Harborside Healthcare Corporation 1996 Stock Option Plan for Non-Employee Directors. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(4) Represents 80,000 shares reserved for issuance pursuant to stock options having an exercise price of $8.15 per share, granted pursuant to the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(5) Consists of 243,000 shares reserved for issuance under the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan, 45,000 shares reserved for issuance under the Harborside Healthcare Corporation 1996 Stock Option Plan for Non-Employee Directors and 15,000 shares reserved for issuance under the Harborside Healthcare Corporation Directors Retainer Fee Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares on August 20, 1996 as reported on the consolidated reporting system of the New York Stock Exchange.

(6) One payment in the amount of $2,965.50 has been submitted concurrently with this filing in payment of the aggregate Registration Fee.



                                                         Page 2 of 17 pages

                               PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION

   Not required to be filed with this registration statement.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

   Not required to be filed with this registration statement.


                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed by Harborside Healthcare Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

   1.   The Company's prospectus dated June 11, 1996, filed pursuant to
Rule 424(b) promulgated under the Securities Act of 1933 and relating to the Company's registration statement on Form S-1 (Registration No. 333-3096), which was declared effective on June 10, 1996.

   2. The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A dated April 29, 1996 and filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

   3. The Company's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1996, filed by the Company on August 14, 1996.

   All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

                                                            Page 3 of 17 pages

ITEM 4. DESCRIPTION OF SECURITIES

   Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

   Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such

                                                            Page 4 of 17 pages
whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

   Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Amended and Restated Certificate of Incorporation contains such a provision.

   The Company's Amended and Restated Certificate of Incorporation provides that, to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Company for any other company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Company, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the board of directors of the Company at any time and to the extent not prohibited by law, the Company may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Company for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Company's Amended and Restated Certificate of Incorporation also permits the board of directors of the Company to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.


                                                         Page 5 of 17 pages

   The underwriting agreement between the Company and the underwriters relating to the initial public offering of the shares of Common Stock of the Company, registered under the Company's registration statement on Form S-1 (Registration No. 333-3096), contains provisions by which each of the underwriters agrees to indemnify the Company, its officers and directors and each person who controls the Company within the meaning of the Securities Act of 1933, against certain liabilities.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.


ITEM 8. EXHIBITS

    4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, No. 333-3096)

    5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the shares of Common Stock being registered

   23.1 Consent of Coopers & Lybrand L.L.P.

   23.2 Consent of Howard, Wershbale & Co.

   23.3 Consent of Leverone & Company

   23.4 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
        Exhibit 5.1)

   24.1 Power of Attorney (included on the signature page of this registration statement)



                                                          Page 6 of 17 pages

ITEM 9. UNDERTAKINGS

   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of

                                                        Page 7 of 17 pages
the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                                      Page 8 of 17 pages

                             SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of August, 1996.

                        HARBORSIDE HEALTHCARE CORPORATION

                        By: /S/ STEPHEN L. GUILLARD
                           ------------------------
                         Name: Stephen L. Guillard
                         Title: President, Chief Executive Officer and Director

   The registrant and each person whose signature appears below constitutes and appoints Stephen L. Guillard, William H. Stephan and Bruce J. Beardsley and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



  SIGNATURE                         TITLE                     DATE

 /S/ STEPHEN L. GUILLARD     President, Chief Executive     August 20, 1996
  Stephen L. Guillard         Officer and Director
                              (Principal Executive
                                  Officer)
/S/ WILLIAM H. STEPHAN       Senior Vice President and      August 20, 1996
  William H. Stephan           Chief Financial Officer
                               (Principal Financial and
                                  Accounting Officer)
/S/ DOUGLAS KRUPP            Director                       August 20, 1996
  Douglas Krupp

/S/ LAURENCE GERBER          Director                       August 20, 1996
  Laurence Gerber

                                                          Page 9 of 17 pages

  Signature                   Title                            Date

/S/ ROBERT T. BARNUM         Director                       August 20,1996
  Robert T. Barnum

/S/ DAVID F. BENSON          Director                       August 20, 1996
  David F. Benson

/S/ ROBERT M. BRETHOLTZ      Director                       August 20, 1996
  Robert M. Bretholtz

- ----------------------       Director
  Sally W. Crawford


                                                         Page 10 of 17 pages

                             INDEX TO EXHIBITS



                                                                                        Sequential Page
        EXHIBITS                          DESCRIPTION OF EXHIBIT                            NUMBER
            4.1           Specimen common stock certificate (incorporated by
                          reference to Exhibit 4.1 to the Company's registration
                          statement on Form S-1, No. 333-3096)

            5.1           Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as             12
                          to the legality of the shares of Common Stock being
                          registered

          23.1            Consent of Coopers & Lybrand L.L.P.                                15

          23.2            Consent of Howard, Wershbale & Co.                                 16

          23.3            Consent of Leverone & Company                                      17

          23.4            Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                          (included in Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this registration statement)

                                                          Page 11 of 17 pages